Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $15.1 Million or

$0.19 per Share for Third Quarter 2014

LOS ANGELES, October 20, 2014 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire Bank (the “Bank”), today reported net income of $15.1 million, or $0.19 per diluted common share, for the quarter ended September 30, 2014.  This compares to net income of $11.3 million, or $0.16 per diluted common share, for the same period of the prior year, and net income of $14.7 million, or $0.19 per diluted common share, for the second quarter of 2014.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We had an outstanding quarter from a business development standpoint, generating almost $400 million in loan originations, which is a record level for the Company.  It is important to note that we had contributions from all of our major lending areas including commercial real estate, commercial, SBA, and residential mortgages.  As a result of our strong loan production, our total loan portfolio increased at an annualized rate of 27% during the third quarter.  The performance is a testament to the highly productive marketing team we have developed at Wilshire, which has been strengthened by the addition of experienced business development officers from our BankAsiana and Saehan acquisitions.  We are very pleased that we have been able to generate this growth in our loan portfolio, while continuing to see declining levels of problem assets, which underscores our commitment to maintaining a strong credit culture.  We continue to have a healthy pipeline of attractive lending opportunities, which should enable us to continue our positive trends over the rest of 2014.”

Q3 2014 Summary

•       Net income totaled $15.1 million, or $0.19 per diluted common share, for the third quarter of 2014

•       Total revenue of $46.4 million for the third quarter of 2014, an increase of 34% from the third quarter of 2013

•       Return on average assets of 1.61% and return on average equity of 12.80% for the third quarter of 2014

•       Net interest margin of 4.26%, for the third quarter of 2014, an increase from 4.08% for the third quarter of 2013

•       Loans receivable (net of deferred fees and costs) totaled $3.16 billion at September 30, 2014, an increase of 44% from $2.20 billion at September 30, 2013

•       Total deposits were $3.19 billion at September 30, 2014, an increase of 41% from $2.25 billion at September 30, 2013

•       Continued low credit losses and improvement in asset quality resulted in no provision for losses on loans and loan commitments for the third quarter of 2014

STATEMENT OF OPERATIONS

Net interest income before provision for losses on loans and loan commitments totaled $36.8 million for the third quarter of 2014, an increase of 38% from $26.7 million for the third quarter of 2013, and an increase of 2% from $36.1 million for the second quarter of 2014.  The increase from the prior quarter is primarily attributable to a higher average loan balance and an increase in acquired loan discount accretion income.  Discount accretion income from loans acquired from Saehan Bancorp and BankAsiana totaled $2.9 million for the third quarter of 2014, compared to $2.5 million for the second quarter of 2014.

Net interest margin was 4.26% for the third quarter of 2014, compared to 4.35% for the second quarter of 2014, and 4.08% for the third quarter of 2013. Excluding the effect of the amortization/accretion of the purchase accounting adjustments for the acquisitions for Saehan Bancorp and BankAsiana, the net interest margin was 3.89% for the third quarter of 2014, compared with 4.00% for the second quarter of 2014.  The decrease in net interest margin is attributable to a decrease in average yield on loans, excluding the effects of purchase accounting adjustments, and an increase in the cost of deposits.

Loan yields were 5.12% for the third quarter of 2014, compared with 5.20% for the second quarter of 2014, and 5.05% for the third quarter of 2013.  Excluding the effect of the accretion of the purchase accounting adjustments for Saehan Bancorp and BankAsiana, loan yields were 4.74% for the third quarter of 2014, compared to 4.85% for the second quarter of 2014.

The total cost of deposits was 0.53% for the third quarter of 2014, compared with 0.48% for the second quarter of 2014 and 0.53% for the third quarter of 2013.

Non-Interest Income

Total non-interest income was $9.6 million for the third quarter of 2014, compared to $7.8 million for the third quarter of 2013, and $10.7 million for the second quarter of 2014.  The decrease from the prior quarter was primarily due a lower net gain on sale of Small Business Administration (“SBA”) loans, which was partially offset by an increase in other real estate owned (“OREO”) rental and other miscellaneous income.

The $2.4 million in net gain on sale of loans recognized during the third quarter of 2014 consisted substantially of gains from the sale of SBA loans.  Net gain on sale of loans for the second quarter of 2014 was $4.7 million.  During the third quarter of 2014, the Company sold $20.3 million in SBA loans, compared with $45.3 million sold during the second quarter of 2014.

Non-Interest Expense

Total non-interest expense was $23.2 million for the third quarter of 2014, compared with $17.8 million for the third quarter of 2013, and $24.6 million for the second quarter of 2014.  The reduction in non-interest expense from the prior quarter was primarily attributable to fewer merger-related expenses and a reduction in impairment charge to the Company’s FDIC indemnification asset.

Total salaries and employee benefits expense was $12.3 million for the third quarter of 2014, compared with $8.8 million for the third quarter of 2013, and $12.4 million for the second quarter of 2014.

Other non-interest expense for the third quarter of 2014 totaled $6.4 million, compared with $6.3 million in the third quarter of 2013, and $7.1 million for the second quarter of 2014.  The decrease from the prior quarter was primarily attributable to a reduction in OREO and low income house investment-related expenses.

The Company’s operating efficiency ratio was 50.1% for the third quarter of 2014, compared with 51.7% for the third quarter of 2013, and 52.4% for the second quarter of 2014.

BALANCE SHEET

Total gross loans receivable (not including deferred fees and costs) were $3.17 billion at September 30, 2014, compared to $2.98 billion at June 30, 2014.  The increase in loans during the third quarter of 2014 was driven by growth in the real estate secured and commercial & industrial portfolios.

The following table shows gross loans receivable, loans held-for-sale, and gross loans by loan type:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Construction	$41,406	$44,598	$43,277	$40,367	$32,119
Real Estate Secured	2,595,906	2,485,875	2,401,203	2,332,121	1,819,052
Commercial & Industrial	521,410	435,693	419,313	437,524	342,057
Consumer	12,842	13,075	16,100	14,694	9,637
Gross Loans Receivable *	3,171,564	2,979,241	2,879,893	2,824,706	2,202,865
Held-For-Sale Loans	16,236	6,207	27,791	47,557	56,065
Total Gross Loans *	$3,187,800	$2,985,448	$2,907,684	$2,872,263	$2,258,930

*       Gross loans receivable and total gross loans are not net of deferred fees and costs as shown in the consolidated balance sheet presentation

The following table presents the September 30, 2014 balance of gross loans by loan type and broken out by legacy Wilshire loans and loans acquired from former BankAsiana, Saehan Bank, and Mirae Bank.

	At September 30, 2014
(Dollars In Thousands) (Unaudited)	BankAsiana*	Saehan Bank*	Mirae Bank*	Legacy Wilshire	Total

Construction	$3,756	$—	$—	$37,650	$41,406
Real Estate Secured	108,266	318,920	43,813	2,124,907	2,595,906
Commercial & Industrial	24,379	20,800	2,830	473,401	521,410
Consumer	1	833	—	12,008	12,842
Gross Loans Receivable	136,402	340,553	46,643	2,647,966	3,171,564
Held-For-Sale Loans	—	—	—	16,236	16,236
Total Gross Loans	$136,402	$340,553	$46,643	$2,664,202	$3,187,800

* Represents loans balances net of fair value adjustments

The following table shows quarterly loan originations:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	September 30, 2014		June 30, 2014		March 31, 2014		December 31, 2013		September 30, 2013

Real Estate Secured	$191,272	48%	$170,042	60%	$96,266	49%	$132,780	60%	$145,361	68%
Commercial & Industrial	89,166	22%	31,058	11%	36,619	18%	30,541	14%	23,710	11%
Consumer	6,560	2%	1,580	1%	632	0%	546	0%	540	0%
SBA	41,373	10%	37,004	13%	35,305	18%	44,599	20%	36,001	17%
Residential Mortgage Dept.	70,791	18%	42,325	15%	29,063	15%	13,858	6%	8,714	4%
Total Loan Originations	$399,162	100%	$282,009	100%	$197,885	100%	$222,324	100%	$214,326	100%

Originations for the third quarter of 2014 totaled $399.2 million, compared to $282.0 million for the second quarter of 2014, and $214.3 million for the third quarter of 2013.  The increase from the previous quarter was primarily due to higher real estate secured, commercial and residential mortgage loan production.

Total SBA loans held-for-sale at the end of the third quarter of 2014 were $16.2 million, compared to $5.1 million at the end of the previous quarter.  The decision to retain or sell SBA loans is made on a quarter-to-quarter basis, depending on prevailing pricing in the secondary market and the Company’s liquidity needs.

Total deposits were $3.19 billion at September 30, 2014, compared with $2.96 billion at June 30, 2014.  The increase in total deposits was primarily attributable to growth in time deposits, which was partially offset by a decrease in non-interest bearing demand deposits and savings and interest checking deposits.

CREDIT QUALITY

The Company had net loan recoveries during the third quarter of 2014 and experienced a continued decline in criticized and classified loans, while non-accrual loans increased by $2.5 million as previously identified problem loans continued to progress towards resolution.  Due to the continued low level of loss experience and decline in total problem loans, the Company determined that no provision for losses on loans and loan commitments was required for the third quarter of 2014.  The allowance for loan losses totaled $53.1 million, or 1.67% of gross loans (excluding loans held-for-sale), at September 30, 2014, compared to $52.7 million, or 1.77% of gross loans (excluding loans held-for-sale), at June 30, 2014.  Acquired loans, included in the allowance coverage ratios, were recorded at fair value and the remaining discount on these loans was approximately $24.7 million at September 30, 2014.  The coverage ratio of the allowance for loan losses to non-performing assets was 103.2% at September 30, 2014, compared with 107.4% at June 30, 2014.

Non-Performing Loans

At September 30, 2014, total non-performing loans were $44.9 million, or 1.41% of total gross loans, compared to $42.4 million, or 1.42% of total gross loans, at June 30, 2014.

The following table shows total non-performing loans by loan type:

NON-PERFORMING LOANS

(Dollars In Thousands) (Unaudited)	Quarter Ended
(Net of SBA Guaranty Portions)	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013

Construction	$—	$—	$—	$2,471	$2,471
Real Estate Secured	37,205	35,585	35,988	33,569	29,568
Commercial & Industrial	7,699	6,769	7,121	1,196	1,004
Consumer	1	4	—	—	—
Total Non-Performing Loans	$44,905	$42,358	$43,109	$37,236	$33,043

Net Charge-offs/Recoveries

During the third quarter of 2014, the Company had total gross charge-offs of $1.8 million and recoveries of $2.2 million which resulted in total net recoveries of $447,000 for the third quarter of 2014 compared to net charge-offs of $795,000 for the second quarter of 2014.

Gross charge-offs and recoveries by loan type are reflected in the tables below:

GROSS LOAN CHARGE-OFFS

	Quarter Ended
(Dollars In Thousands) (Unaudited)	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013

Real Estate Secured	$1,161	$782	$672	$552	$2,438
Commercial & Industrial	614	1,021	964	997	764
Consumer	—	—	1	2	—
Total Loan Charge-Offs	$1,775	$1,803	$1,637	$1,551	$3,202

LOAN RECOVERIES

	Quarter Ended
(Dollars In Thousands) (Unaudited)	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013

Real Estate Secured	$1,688	$586	$1,028	$2,038	$148
Commercial & Industrial	534	408	510	679	510
Consumer	—	14	—	—	4
Total Loan Recoveries	$2,222	$1,008	$1,538	$2,717	$662

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due

(Dollars In Thousands) (Unaudited)	Quarter Ended
(Net of SBA Guaranty Portions)	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013

30 - 59 Days Past Due	$4,137	$4,556	$5,756	$2,846	$2,336
60 - 89 Days Past Due	4,002	2,992	1,526	2,527	2,827
90 Days, and still accruing	—	—	—	167	—
Total Delinquent Loans	$8,139	$7,548	$7,282	$5,540	$5,163

TROUBLED DEBT RESTRUCTURED LOANS

(Dollars In Thousands) (Unaudited)	Quarter Ended
(Net of SBA Guaranty Portions)	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013

Real Estate Secured	$31,313	$33,349	$34,565	$30,008	$23,133
Commercial & Industrial	11,425	5,542	5,563	6,212	6,339
Total TDR Loans	$42,738	$38,891	$40,128	$36,220	$29,472

LOAN CLASSIFICATIONS

(Dollars In Thousands) (Unaudited)	Quarter Ended
(Net of SBA Guaranty Portions)	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013

Special Mention	$62,929	$88,382	$101,627	$100,798	$43,519
Substandard	94,854	110,462	127,996	149,479	127,855
Doubtful	15,291	18,040	19,931	8,015	7,174
Total Criticized and Classified Loans	$173,074	$216,884	$249,554	$258,292	$178,548

Total Classified Loans	$110,145	$128,502	$147,927	$157,494	$135,029

CAPITAL RATIOS

As of September 30, 2014, all of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	September 30, 2014	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	12.72%	5.00%	$284,052
Tier 1 Risk-Based Capital Ratio	14.37%	6.00%	$272,684
Total Risk-Based Capital Ratio	15.63%	10.00%	$183,308
Tangible Common Equity To Tangible Assets *	10.45%	N/A	N/A
Tangible Common Equity Per Common Share *	$5.16	N/A	N/A

* “Tangible Common Equity” and “Tangible Assets” are Non-GAAP measures of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets.

CONFERENCE CALL

Management will host its quarterly conference call on October 21, 2014, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 800-299-8538 (domestic) or 617-786-2902 (international) and providing passcode number 96276277.

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 36 branch offices in California, Texas, New Jersey and New York, and 4 loan production offices in Atlanta, GA, Aurora, CO, Newark, CA, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area.  For more information, please go to www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Undue reliance should not be placed on forward-looking statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our other filings made from time to time with the Securities and Exchange Commission.  Specific factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to: (1) loan production and sales, (2) credit quality, (3) the ability to expand net interest margin, (4) the ability to continue to attract low-cost deposits, (5) success of expansion efforts, (6) competition in the marketplace, (7) political developments, war or other hostilities, (8) changes in the interest rate environment, (9) the ability of our borrowers to repay their loans, (10) the ability to maintain capital requirements and adequate sources of liquidity, (11) effects of or changes in accounting policies, (12) legislative or regulatory changes or actions, (13) the ability to attract and retain key personnel, (14) the ability to receive dividends from our subsidiaries, (15) the ability to secure confidential information through the use of computer systems and telecommunications networks, (16) weakening in the economy, specifically the real estate market, either nationally or in the states in which we do business, (17) the integration of our acquired businesses, and (18) general economic conditions. The information in this press release speaks only as of the date of this release and Wilshire Bancorp specifically disclaims any duty to update the information in this press release. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

###

CONSOLIDATED BALANCE SHEET

(Dollars In Thousands) (Unaudited)

	September 30,	June 30,	Three Months	September 30,	Twelve Months
	2014	2014	% Change	2013	% Change
ASSETS:
Cash and due from banks	$173,586	$155,799	11%	$92,896	87%
Federal funds sold and other cash equivalents	21	927	-98%	55,005	-100%
Total Cash and Cash Equivalents	173,607	156,726	11%	147,901	17%

Deposits held in other financial institutions	9,000	20,509	-56%	—	0%

Investment securities available for sale	365,866	327,239	12%	325,724	12%
Investment securities held to maturity	28	30	-7%	38	-26%
Total Investment Securities	365,894	327,269	12%	325,762	12%

Total Loans Held-For-Sale	16,236	6,207	162%	56,065	-71%

Real estate construction	40,062	43,292	-7%	31,172	29%
Residential real estate	174,466	167,055	4%	144,845	20%
Commercial real estate	2,418,776	2,314,746	4%	1,669,511	45%
Commercial and industrial	515,831	431,758	19%	340,943	51%
Consumer	12,810	13,044	-2%	9,614	33%
Total loans receivable, net of deferred fees and costs	3,161,945	2,969,895	6%	2,196,085	44%
Allowance for loan losses	(53,116)	(52,669)	1%	(52,397)	1%
Loans Receivable, Net of Allowance for Loan Losses	3,108,829	2,917,226	7%	2,143,688	45%

Accrued interest receivable	8,324	8,032	4%	6,873	21%
Due from customers on acceptances	10,350	3,090	235%	328	3055%
Other real estate owned	6,565	6,676	-2%	748	778%
Premises and equipment	12,380	12,925	-4%	11,531	7%
Federal home loan bank (FHLB) stock, at cost	16,539	16,989	-3%	13,280	25%
Cash surrender value of life insurance	22,945	22,803	1%	22,372	3%
Investment in affordable housing partnerships	45,017	41,112	9%	44,400	1%
Deferred income taxes	27,656	32,459	-15%	19,823	40%
Servicing assets	17,927	18,168	-1%	11,573	55%
Goodwill	67,473	67,528	0%	6,675	911%
FDIC indemnification asset	—	267	-100%	4,950	-100%
Other assets	27,056	23,275	16%	16,546	64%
TOTAL ASSETS	$3,935,798	$3,681,261	7%	$2,832,515	39%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
LIABILITIES:
Non-interest bearing demand deposits	$914,667	$945,010	-3%	$655,864	39%
Savings and interest checking	156,669	160,155	-2%	127,835	23%
Money market deposits	772,902	758,833	2%	580,833	33%
Time deposits in denomination of $100,000 or more	1,092,058	856,681	27%	683,290	60%
Other time deposits	249,058	235,335	6%	205,795	21%
Total Deposits	3,185,354	2,956,014	8%	2,253,617	41%

FHLB borrowings	150,000	150,260	0%	120,000	25%
Acceptance outstanding	10,350	3,090	235%	328	3055%
Junior subordinated debentures	71,722	71,665	0%	61,857	16%
Accrued interest payable	2,249	2,349	-4%	1,808	24%
Other liabilities	40,415	33,114	22%	30,589	32%
Total Liabilities	3,460,090	3,216,492	8%	2,468,199	40%

SHAREHOLDERS’ EQUITY:
Common stock	231,715	231,368	0%	161,368	44%
Retained earnings	240,770	229,556	5%	201,033	20%
Accumulated other comprehensive income	3,223	3,845	-16%	1,915	68%
Total Shareholders’ Equity	475,708	464,769	2%	364,316	31%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,935,798	$3,681,261	7%	$2,832,515	39%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
	September 30, 2014	June 30, 2014	% Change	September 30, 2013	% Change

INTEREST INCOME
Interest and fees on loans	$39,217	$37,993	3%	$27,913	40%
Interest on investment securities	2,018	2,023	0%	1,879	7%
Interest on federal funds sold and others	91	92	-1%	148	-39%
Total Interest Income	41,326	40,108	3%	29,940	38%

INTEREST EXPENSE
Deposits	3,981	3,486	14%	2,923	36%
FHLB advances and other borrowings	577	493	17%	321	80%
Total Interest Expense	4,558	3,979	15%	3,244	41%

Net interest income before provision for losses on loans and loan commitments	36,768	36,129	2%	26,696	38%
Provision for losses on loans and loan commitments	—	—	0%	—	0%

Net interest income after provision for losses on loans and loan commitments	36,768	36,129	2%	26,696	38%

NONINTEREST INCOME
Service charges on deposits	3,268	3,174	3%	2,791	17%
Gain on sales of loans, net	2,418	4,687	-48%	2,814	-14%
Gain on sale/call of investment securities	—	—	0%	—	0%
Other	3,912	2,883	36%	2,227	76%
Total Noninterest Income	9,598	10,744	-11%	7,832	23%

NONINTEREST EXPENSES
Salaries and employee benefits	12,261	12,449	-2%	8,830	39%
FDIC indemnification impairment	—	597	-100%	—	0%
Occupancy and equipment	3,350	3,444	-3%	2,061	63%
Data processing	1,210	795	52%	623	94%
Merger related costs	—	213	-100%	—	0%
Other	6,418	7,052	-9%	6,323	2%
Total Noninterest Expenses	23,239	24,550	-5%	17,837	30%

Income before income taxes	23,127	22,323	4%	16,691	39%
Income taxes provision	7,998	7,659	4%	5,357	49%
NET INCOME	$15,129	$14,664	3%	$11,334	33%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.19	$0.19	3%	$0.16	21%
Diluted income per common share	$0.19	$0.19	3%	$0.16	21%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,302,251	78,267,128		70,742,136
Diluted	78,619,592	78,613,468		71,045,994

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Nine Months Ended		Twelve Months
	September 30, 2014	September 30, 2013	% Change

INTEREST INCOME
Interest and fees on loans	$114,311	$81,768	40%
Interest on investment securities	6,142	5,347	15%
Interest on federal funds sold	334	437	-24%
Total Interest Income	120,787	87,552	38%

INTEREST EXPENSE
Deposits	11,143	8,522	31%
FHLB advances and other borrowings	1,574	1,028	53%
Total Interest Expense	12,717	9,550	33%

Net interest income before provision for losses on loans and loan commitments	108,070	78,002	39%
Provision for losses on loans and loan commitments	—	—	0%

Net interest income after provision for losses on loans and loan commitments	108,070	78,002	39%

NONINTEREST INCOME
Service charges on deposits	9,588	8,410	14%
Gain on sales of loans, net	11,434	9,435	21%
Gain on sale/call of investment securities	—	15	-100%
Other	10,306	7,009	47%
Total Noninterest Income	31,328	24,869	26%

NONINTEREST EXPENSES
Salaries and employee benefits	37,365	27,183	37%
FDIC indemnification impairment	597	—	0%
Occupancy and equipment	10,103	6,139	65%
Data processing	2,968	1,881	58%
Merger related costs	3,577	—	0%
Other	19,436	17,000	14%
Total Noninterest Expenses	74,046	52,203	42%

Income before income taxes	65,352	50,668	29%
Income taxes provision	22,446	16,206	39%
NET INCOME	$42,906	$34,462	25%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.55	$0.49	13%
Diluted income per common share	$0.55	$0.48	13%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,229,069	70,992,117
Diluted	78,575,728	71,193,058

(continued)

SUMMARY OF FINANCIAL DATA

(Dollars In Thousands, Except Per Share Data) (Unaudited)

	Quarter Ended
AVERAGE BALANCES	September 30, 2014	June 30, 2014	September 30, 2013
Average Assets	$3,757,520	$3,614,014	$2,798,913
Average Equity	472,697	459,423	359,411
Average Net Loans	3,061,900	2,923,225	2,157,104
Average Deposits	3,017,301	2,896,815	2,219,333
Average Time Deposits of $100,000 or more	930,220	865,110	662,280
Average FHLB & Other Borrowings	150,696	150,280	123,386
Average Interest Earning Assets	3,469,161	3,337,010	2,632,406

	Nine Months Ended
AVERAGE BALANCES	September 30, 2014	September 30, 2013
Average Assets	$3,666,133	$2,764,759
Average Equity	459,966	354,631
Average Net Loans	2,955,695	2,111,912
Average Deposits	2,930,010	2,175,442
Average Time Deposits of $100,000 or more	889,179	610,173
Average FHLB & Other Borrowings	164,640	141,046
Average Interest Earning Assets	3,384,191	2,609,081

	Quarter Ended
PROFITABILITY	September 30, 2014	June 30, 2014	September 30, 2013
Annualized Return on Average Assets	1.61%	1.62%	1.62%
Annualized Return on Average Equity	12.80%	12.77%	12.61%
Efficiency Ratio	50.12%	52.38%	51.66%
Annualized Operating Expense/Average Assets	2.47%	2.72%	2.55%
Annualized Net Interest Margin	4.26%	4.35%	4.08%

	Nine Months Ended
PROFITABILITY	September 30, 2014	September 30, 2013
Annualized Return on Average Assets	1.56%	1.66%
Annualized Return on Average Equity	12.44%	12.96%
Efficiency Ratio	53.12%	50.75%
Annualized Operating Expense/Average Assets	2.69%	2.52%
Annualized Net Interest Margin	4.28%	4.02%

DEPOSIT COMPOSITION	September 30, 2014	Cost of Funds	June 30, 2014	Cost of Funds	September 30 ,2013	Cost of Funds
Noninterest Bearing Demand Deposits	28.7%	0.00%	32.0%	0.00%	29.1%	0.00%
Savings & Interest Checking	4.9%	1.31%	5.4%	1.19%	5.7%	1.40%
Money Market Deposits	24.3%	0.68%	25.7%	0.66%	25.8%	0.63%
Time Deposits of $100,000 or More	34.3%	0.72%	29.0%	0.60%	30.3%	0.67%
Other Time Deposits	7.8%	0.79%	8.0%	0.77%	9.1%	0.82%
Total Deposits	100.0%	0.53%	100.0%	0.48%	100.0%	0.53%

CAPITAL RATIOS	September 30, 2014	June 30, 2014	September 30 ,2013
Tier 1 Leverage Ratio	12.72%	12.89%	14.83%
Tier 1 Risk-Based Capital Ratio	14.37%	15.05%	18.24%
Total Risk-Based Capital Ratio	15.63%	16.31%	19.50%
Total Shareholders’ Equity	$475,708	$464,769	$364,316
Book Value Per Common Share	$6.07	$5.94	$5.15
Tangible Common Equity Per Common Share *	$5.16	$5.02	$5.04
Tangible Common Equity to Tangible Assets **	10.45%	10.88%	12.63%

* Tangible common equity excludes goodwill, other intangible assets

** Tangible assets excludes goodwill and intangible assets

(continued)

ALLOWANCE FOR LOAN LOSSES

	Quarter Ended
(Dollars In Thousands) (Unaudited)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Balance at Beginning of Period	$52,669	$53,464	$53,563	$52,397	$54,937
Provision for Losses on Loans	—	—	—	—	—
Recoveries on Loans Previously Charged-off	2,222	1,008	1,538	2,717	662
Gross Loan Charge-offs	(1,775)	(1,803)	(1,637)	(1,551)	(3,202)
Balance at End of Period	$53,116	$52,669	$53,464	$53,563	$52,397

Net Loan Charge-offs/Average Net Loans	-0.01%	0.03%	0.00%	-0.04%	0.12%
Charge-offs/Average Total Loans	0.06%	0.06%	0.06%	0.06%	0.15%
Allowance for Loan Losses/Gross Loans*	1.67%	1.77%	1.86%	1.90%	2.38%
Allowance for Loan Losses/Non-accrual Loans	118.29%	124.34%	124.02%	144.50%	158.57%
Allowance for Loan Losses/Non-performing Loans	118.29%	124.34%	124.02%	143.85%	158.57%
Allowance for Loan Losses/Non-performing Assets	103.20%	107.41%	102.66%	119.46%	155.06%
Allowance for Loan Losses/Classified Loans	48.22%	34.01%	34.01%	34.01%	38.80%

* Excluding held-for-sale loans

NON-PERFORMING ASSETS

(Dollars In Thousands, Net of SBA Guaranty)	Quarter Ended
(Unaudited)	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Non-accrual Loans	$44,905	$42,358	$43,109	$37,068	$33,043
Loans 90 days or more past due and still accruing	—	—	—	168	—
Total Non-performing Loans	44,905	42,358	43,109	37,236	33,043

Total OREO	6,565	6,676	8,969	7,600	748

Total Non-performing Assets	$51,470	$49,034	$52,078	$44,836	$33,791

Total Non-performing Loans/Gross Loans	1.41%	1.42%	1.48%	1.30%	1.46%
Total Non-performing Assets/Total Assets	1.31%	1.33%	1.43%	1.24%	1.19%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

	Quarter Ended
(Dollars In Thousands) (Unaudited)	September 30, 2014	June 30, 2014	September 30, 2013

Balance at beginning of period	$1,061	$1,061	$1,023
Credit for losses on off-balance sheet items	—	—	—
Balance at end of period	$1,061	$1,061	$1,023

	Nine Months Ended
	September 30, 2014	September 30, 2013

Balance at beginning of period	$1,061	$1,023
Credit for losses on off-balance sheet items	—	—
Balance at end of period	$1,061	$1,023

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	September 30, 2014			June 30, 2014			September 30, 2013
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS
LOANS:
Real Estate Loans	$2,582,668	$32,868	5.09%	$2,497,372	$31,753	5.09%	$1,858,507	$23,105	4.97%
Commercial Loans	477,493	5,381	4.51%	421,163	5,120	4.86%	350,379	3,996	4.56%
Consumer Loans	10,942	110	4.02%	13,426	133	3.96%	9,032	71	3.14%
Total Gross Loans	3,071,103	38,359	5.00%	2,931,961	37,006	5.05%	2,217,918	27,172	4.90%
Deferred Fees and Costs \ Loan Fees	(9,203)	858		(8,736)	987		(6,077)	741
Total Loans *	3,061,900	39,217	5.12%	2,923,225	37,993	5.20%	2,211,841	27,913	5.05%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities**	348,663	2,018	2.51%	338,060	2,023	2.60%	312,313	1,879	2.64%
Deposits Held In Other Institutions	18,584	66	1.42%	20,539	70	1.36%	—	—	0.00%
Federal Funds Sold & Others	40,014	25	0.25%	55,186	22	0.16%	108,252	148	0.55%
Total Investment Securities and Other Earning Assets	407,261	2,109	2.24%	413,785	2,115	2.21%	420,565	2,027	2.10%

TOTAL INTEREST-EARNING ASSETS	$3,469,161	$41,326	4.79%	$3,337,010	$40,108	4.83%	$2,632,406	$29,940	4.58%

Total Non-Interest Earning Assets	288,359			277,004			166,507
TOTAL ASSETS	$3,757,520			$3,614,014			$2,798,913

INTEREST BEARING LIABILITIES
INTEREST-BEARING DEPOSITS:
Money Market	$775,914	$1,322	0.68%	$770,512	$1,276	0.66%	$590,669	$929	0.63%
NOW	30,728	15	0.20%	34,812	16	0.18%	27,507	13	0.19%
Savings	124,674	495	1.59%	120,274	445	1.48%	101,204	437	1.73%
Time Deposits of $100,000 or More	930,220	1,681	0.72%	865,110	1,296	0.60%	662,280	1,109	0.67%
Other Time Deposits	236,724	468	0.79%	235,907	453	0.77%	212,848	435	0.82%
Total Interest Bearing Deposits	2,098,260	3,981	0.76%	2,026,615	3,486	0.69%	1,594,508	2,923	0.73%

BORROWINGS:
FHLB Advances and Other Borrowings	150,696	146	0.39%	150,280	67	0.18%	123,386	37	0.12%
Junior Subordinated Debentures	71,687	431	2.41%	71,631	426	2.38%	61,857	284	1.84%
Total Borrowings	222,383	577	1.04%	221,911	493	0.89%	185,243	321	0.69%

TOTAL INTEREST BEARING LIABILITIES	$2,320,643	$4,558	0.79%	$2,248,526	$3,979	0.71%	$1,779,751	$3,244	0.73%

Non-Interest Bearing Deposits	919,041			870,200			624,825
Other Liabilities	45,139			35,865			34,926
Shareholders’ Equity	472,697			459,423			359,411
TOTAL LIABILITIES AND EQUITY	$3,757,520			$3,614,014			$2,798,913

NET INTEREST INCOME		$36,768			$36,129			$26,696

NET INTEREST SPREAD			4.00%			4.12%			3.85%

NET INTEREST MARGIN			4.26%			4.35%			4.08%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Nine Months Ended
	September 30, 2014			September 30, 2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS
LOANS:
Real Estate Loans	$2,509,417	$95,630	5.08%	$1,816,439	$67,281	4.94%
Commercial Loans	442,878	15,419	4.64%	348,637	12,020	4.60%
Consumer Loans	12,020	361	4.00%	11,039	226	2.73%
Total Gross Loans	2,964,315	111,410	5.01%	2,176,115	79,527	4.87%
Deferred Fees and Costs \ Loan Fees	(8,620)	2,901		(5,386)	2,241
Total Loans *	2,955,695	114,311	5.16%	2,170,729	81,768	5.02%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities**	345,414	6,142	2.57%	319,981	5,347	2.47%
Deposits Held In Other Institutions	20,037	205	1.36%	—	—	0.00%
Federal Funds Sold & Others	63,045	129	0.27%	118,371	437	0.49%
Total Investment Securities and Other Earning Assets	428,496	6,476	2.18%	438,352	5,784	1.93%

TOTAL INTEREST-EARNING ASSETS	$3,384,191	$120,787	4.78%	$2,609,081	$87,552	4.50%

Total Non-Interest Earning Assets	281,942			155,678
TOTAL ASSETS	$3,666,133			$2,764,759

INTEREST BEARING LIABILITIES
INTEREST-BEARING DEPOSITS:
Money Market	$777,825	$3,900	0.67%	$610,539	$2,875	0.63%
NOW	32,536	46	0.19%	27,132	40	0.20%
Savings	119,946	1,416	1.57%	101,012	1,349	1.78%
Time Deposits of $100,000 or More	889,179	4,462	0.67%	610,173	2,916	0.64%
Other Time Deposits	237,865	1,319	0.74%	223,905	1,342	0.80%
Total Interest Bearing Deposits	2,057,351	11,143	0.72%	1,572,761	8,522	0.72%

BORROWINGS:
FHLB Advances and Other Borrowings	164,640	287	0.23%	141,046	181	0.17%
Junior Subordinated Debentures	71,631	1,287	2.40%	61,857	847	1.83%
Total Borrowings	236,271	1,574	0.89%	202,903	1,028	0.68%

TOTAL INTEREST BEARING LIABILITIES	$2,293,622	$12,717	0.74%	$1,775,664	$9,550	0.72%

Non-Interest Bearing Deposits	872,659			602,681
Other Liabilities	39,886			31,783
Shareholders’ Equity	459,966			354,631
TOTAL LIABILITIES AND EQUITY	$3,666,133			$2,764,759

NET INTEREST INCOME		$108,070			$78,002

NET INTEREST SPREAD			4.04%			3.79%

NET INTEREST MARGIN			4.28%			4.02%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013

Total shareholders’ equity	$475,708	$464,769	$364,316
Goodwill and other intangible assets, net	(71,888)	(72,206)	(7,502)
Tangible common equity	$403,820	$392,563	$356,814

Total assets	$3,935,798	$3,681,261	$2,832,514
Goodwill and other intangible assets, net	(71,888)	(72,206)	(7,502)
Tangible assets	$3,863,910	$3,609,055	$2,825,012

Common shares outstanding	78,306,839	78,276,758	70,770,019

* Tangible Common Equity and Tangible Assets are Non-GAAP financial measures.   Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations.  We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements.  Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP.  Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes

(concluded)